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                            CONSENT OF PURE STRATEGY

     Pure Strategy hereby consents to the summary of the market information contained in its 2002 SABRE Report titled Plastic Siding and Windows in the U.S. and Canada 2001 -- 2005 in the Registration Statement on Form S-4 of AMH Holdings, Inc. (the "Company") relating to the exchange offer of the 11 1/4% Senior Discount Notes due 2014, including all amendments thereto. The Company acknowledges that Pure Strategy compiles the data received by it from manufacturers, retailers, distributors, installers, home builders and remodelers, trade association, government sources and other consulting and marketing research firms. As a result, Pure Strategy cannot guarantee the accuracy or completeness of such data. PURE STRATEGY MAKES NO REPRESENTATION OR WARRANTIES, EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE DATA OR RESULTS TO BE OBTAINED BY THE COMPANY OR OTHERS FROM THE USE OF THE DATA.

     The Company hereby agrees to indemnify Pure Strategy for any third party claims that may arise out of the use of the summary of the data in the Registration Statements referred to above. IN NO EVENT SHALL PURE STRATEGY BE LIABLE TO THE COMPANY FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT, SPECIAL OR CONSEQUENTIAL, ARISING OUT OF OR IN CONNECTION WITH THE FURNISHING BY PURE STRATEGY OF THE DATA TO THE COMPANY AS SET FORTH HEREIN.

     Pure Strategy's consent to the filing of this Consent in the Registration Statements referred to above shall not be deemed to be an admission that Pure Strategy is an expert within the meaning of Rule 436 under the Securities Act of 1933, as amended.

     This Consent will not be valid unless signed by both parties.

                                         PURE STRATEGY

                                         By         /s/ BUD BOOTIER
                                          --------------------------------------
                                            Name: Bud Bootier
                                            Title:   Principal

Date: 5/10/04

                                         AMH HOLDINGS, INC.

                                         By      /s/ D. KEITH LAVANWAY
                                          --------------------------------------
                                            Name: D. Keith LaVanway
                                            Title:   Vice President -- Finance,
                                                     Chief
                                                     Financial Officer,
                                                     Assistant
                                                     Treasurer and Assistant
                                                     Secretary

Date: 5/10/04